CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of July 10, 2000, is by and between MEDGENESIS, INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").


                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Advance": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or "Reference Rate Advance" (each, a "type" of Advance).

         "Adverse Event": The occurrence of any event that could have material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

         "Agreement": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Asset Transfer": The contribution of the assets of the diagnostic products business (including all tangible and intangible assets required to run such business on a stand-alone basis) of Chronimed, Inc. from Chronimed, Inc. to the Borrower.

         "Borrowing Base":

         (a) an amount (the "Accounts Receivable Availability") equal to 80% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

         (b) an amount (the "Inventory Availability") equal to 50% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's Eligible Inventory.

         "Borrowing Base Certificate": A certificate in the form attached hereto as Exhibit _B, duly completed.

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

         "Capital Expenditure": Any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without




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limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with
GAAP).

         "Capitalized Lease": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Flow Leverage Ratio": The ratio, calculated for each period of four consecutive fiscal quarters of the Borrower, of total Funded Debt as of the last day of such period to EBITDA for such period.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         "Commitment": The maximum unpaid principal amount of Loans which may from time to time be outstanding hereunder, being initially $5,000,000, as the same may be reduced from time to time pursuant to Section 4.3 and, as the context may require, the agreement of the Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement.

         "Compliance Certificate": A certificate in the form attached hereto as Exhibit C, duly completed.

         "Consolidated Tangible Net Worth": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stocks, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges.

         "Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         "EBITDA": For any period of determination, the consolidated net income of the Borrower and its Subsidiaries before provision for income taxes, plus, to the extent subtracted in determining consolidated net income, interest expense (including, without limitation, implicit interest expense on Capitalized Leases), depreciation and amortization, all as determined in accordance with GAAP, excluding (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.

         "Eligible Account Receivable":  As defined in Exhibit D hereto.


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         "Eligible Inventory":  As defined in Exhibit D hereto.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Eurodollar Interbank Rate": The average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of the Interest Period or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates offered to the Bank for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

         "Eurodollar Rate (Reserve Adjusted)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

         ERRA              =         Eurodollar Interbank Rate
                                     -------------------------
                                          1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any


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category of liabilities that includes deposits by reference to which the
Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

         "Event of Default": Any event described in Section 10.1.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System or an successor thereto.

         "Fixed Charge Coverage Ratio": The ratio, calculated for each period of four consecutive fiscal quarters of the Borrower, of:

         (a) the remainder of (i) EBITDA for such period, minus (ii) Capital Expenditures for such period, except for Financed Capital Expenditures, and minus (iii) cash taxes paid during such period;

         to

         (b) the sum for such period of (i) interest expense, plus (ii) one-fifth (1/5) of the principal amount of the Loans outstanding as of the last day of such period.

         "Funded Debt": Without duplication, all obligations of the Borrower or a Subsidiary on a consolidated basis: (a) in respect of borrowed money; (b) secured by a mortgage, pledge, security interest, lien or charge on the assets of the Borrower or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person (provided that non-recourse obligations will only be taken into account up to the fair market value of the related property); (c) any obligation for the deferred purchase price of any property or services evidenced by a note, payment contract (other than an account payable arising in the ordinary course of business) or other instrument,
(d) any obligation as lessee under any Capitalized Lease; (e) all guaranties and contingent or other legal obligations in respect to Funded Debt of other Persons, excluding ordinary course endorsements; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit other than commercial letters of credit.

         "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statement of the Borrower referred to in
Section 7.5.

         "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable not due and payable later than 91 days after invoice, (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Interest Period" Either (a) for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 2.3 or
Section 2.4; provided, that:

         (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (iii) no Interest Period shall extend beyond the Termination Date.

         "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

         "Letters of Credit":  Shall have the meaning set forth in Section 2.7.

         "Letter of Credit Agreements": Shall have the meaning set forth in
Section 2.7.

         "Letter of Credit Obligations": Shall mean the aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

         "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Loan Documents": This Agreement, the Note, each Letter of Credit Agreement, [name other documents] and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

         "Payment Date": The Termination Date, or date of any other termination of the Commitment, plus (a) the last day of each Interest Period for each Eurodollar Advance and, if such Interest Period is in excess of three months after the first day of such Interest Period, and thereafter each day three months after each succeeding Payment Date; and (b) the last day of March, June, September and December of each year for each Reference Rate Advance and for any fees including, without limitation, Commitment Fees.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

         "Reference Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Related Party": Any Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or
(c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "Security Agreement": A Security Agreement in the form of Exhibit E hereto, duly executed and delivered by the Borrower, as amended, modified, assigned, restated or replaced from time to time.

         "Spin-off Transaction": Dividend or distribution by Chronimed, Inc. of all of the voting stock of the Borrower to the shareholders of Chronimed, Inc., following which the voting stock of the Borrower shall be owned by the shareholders of Chronimed, Inc. in proportion to their shares of Chronimed, Inc.

         "Subsidiary": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Termination Date": The earliest of (a) January 31, 2002, (b) the date on which the Commitment is terminated pursuant to Section 10.2 hereof or (c) the date on which the Commitment is reduced to zero pursuant to Section 4.3 hereof.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.


                           ARTICLE II TERMS OF LENDING

         Section 2.1 The Commitment. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Bank agrees to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding Loans plus the Letter of Credit Obligations shall not at any time exceed the amount of the lesser of (a) the Commitment , or (b) the Borrowing Base.

         Section 2.2 Advance Options. The Loan shall be constituted of Eurodollar Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total of outstanding Eurodollar Advances shall not exceed 6 at any one time.

Each Eurodollar Advance shall be in a minimum amount of $300,000 or in an integral multiple of $100,000 above such amount. Each Reference Rate Advances shall be in an amount that is an integral multiple of $10,000.

         Section 2.3 Borrowing Procedures. Any request by the Borrower for a Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than:

         (a) 10:00 a.m., Minneapolis time, on the date of the requested Loan, if the Loan shall be comprised of Reference Rate Advances; or

         (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested Loan, if the Loan shall be, or shall include, a Eurodollar Advance.

Each request for a Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Loan and the type or types of Advances comprising such Loan, and (iii) if such Loan shall include Eurodollar Advances, the initial Interest Periods for such Advances. Unless the Bank determines that any applicable condition specified in Article VI has not been satisfied, the Bank will make the amount of the requested Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota, in immediately available funds not later than 5:00 p.m., Minneapolis time, on the date requested.

         2.4 Continuation or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

         (a) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Reference Rate Advance; or

         (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

         Section 2.5 The Note. The Loans shall be evidenced by a promissory note of the Borrower (the "Note"), substantially in the form of Exhibit A hereto, in the amount of the Commitment originally in effect and dated as of the date of this Agreement. The Bank shall enter in its records the amount of each Loan and Advance, the rate of interest borne by each Advance and the payments made on the Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

         Section 2.6 Funding Losses. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this Section 2.6 of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error.

         Section 2.7 Letters of Credit. The Bank may, in its sole discretion, issue letters of credit (individually, a "Letter of Credit" and collectively, the "Letters of Credit") upon application of the Borrower, entry by the Borrower into applications, agreements and other documents deemed appropriate by the Bank for the issuance of such Letters of Credit (the "Letter of Credit Agreements"), and payment by the Borrower of commissions, fees and interest as agreed upon between the Borrower and the Bank with respect to each such Letter of Credit. All Letters of Credit shall expire no later one year after the issuance thereof. If any Letter of Credit shall be outstanding after the Termination Date, the Borrower shall deliver cash collateral in the face amount of such Letter of Credit, to be held subject to Section 10.3 hereof. The total of the aggregate face amount of all Letters of Credit plus the Loans shall not exceed the Commitment.


                          ARTICLE III INTEREST AND FEES

         Section 3.1  Interest.

         (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 1.25% per annum.

         (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

         (c) Interest After Maturity. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 2.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 2.00% in excess of the Reference Rate in effect from time to time.

         Section 3.2 Commitment Fee. The Borrower shall pay to the Bank fees (the "Commitment Fees") in an amount determined by applying a rate of 0.25% per annum to the average daily unused amount of the Commitment for the period from the date hereof to the Termination Date.

         Section 3.3 Computation. Interest and Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

         Section 3.4 Payment Dates. Accrued interest under Section 3.1(a), and
(b) and commitment fees under Section 3.2 shall be payable on the Payment Dates for the applicable types of Advances and for fees. Accrued interest under
Section 3.1(c) shall be payable on demand.


           ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

         Section 4.1 Repayment. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

         Section 4.2  Prepayments.

         (a) Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of Section 2.6, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $10,000 or an integral multiple thereof.

         (b) Mandatory Prepayments. If at any time the outstanding principal amount of the Loans plus the Letter of Credit Obligations exceed the lesser of the Commitment or the Borrowing Base, the Borrower will, in the amount of such excess, first prepay the Loans, and second, if such excess still exists upon prepayment in full of the Loans deliver cash collateral for the Letter of Credit Obligations to be held subject to
         Section 10.3 hereof.

         Section 4.3 Optional Reduction or Termination of Commitment. The Borrower may, at any time, upon no less than three Business Days prior written or telephonic notice received by the Bank, reduce the Commitment, with any such reduction in a minimum amount of $100,000 or an integral multiple thereof. Upon any reduction in the Commitment pursuant to this Section, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans plus the Letter of Credit Obligations exceeds the Commitment as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Bank, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Bank hereunder. All payment described in this Section is subject to the provisions of Section 2.6. Notwithstanding the foregoing, the Commitment may not be reduced to an amount below outstanding Letter of Credit Obligations, or terminated if Letters of Credit are outstanding

         Section 4.4 Payments. Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Bank in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.


                ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOANS

         Section 5.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Loan, the Note or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans or of the Commitment Fees (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans, Letters of Credit or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Note or in respect of any Loan or any Letter of Credit is reduced;

then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by the Bank for purposes of this
Section 5.1 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

         Section 5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate for such Interest Period;

         (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Advance for a relevant Interest Period; or

         (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market;

the Bank shall promptly give notice of such determination to the Borrower, and
(i) any notice of a new Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Reference Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Advance to a Reference Rate Advance on such last day.

         Section 5.3 Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to a Reference Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.6.

         Section 5.4 Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

                         ARTICLE VI CONDITIONS PRECEDENT

         Section 6.1 Conditions of Initial Loan. The obligation of the Bank to make the initial Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date of the initial Loan or such other date as is satisfactory to the Bank:

         (a) The Note executed by a duly authorized officer (or officers) of the Borrower.

         (b) The Security Agreement, together with all financing statements and other instruments or documents requested by the Bank and lien searches showing that the security interest of the Bank will be first-priority.

         (c) A certificate or certificates of the Secretary or an Assistant Secretary of the Borrower, attesting to and attaching (i) a copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents, (iii) a copy of the Articles or Certificate of Incorporation of the Borrower with all amendments thereto, and (iv) a copy of the By-Laws of the Borrower with all amendments thereto.

         (d) A Certificate of Good Standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

         (e) An opinion of counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit F.

         Section 6.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Loan) shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan shall be deemed a representations and warranty that the Borrower has complied with the following):

         (a) Before and after giving effect to such Loan, the representation and warranties contained in Article VII shall be true and correct, as though made on the date of such Loan.

         (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

         (c) Before and after giving effect to such Loan, the sum of the outstanding principal amount of the Loans plus the Letter of Credit Obligations shall not exceed the lesser of (i) the Commitment, or (ii) the Borrowing Base. For this purpose, unless notice is given by the Bank to the Borrower to the contrary, the parties may use the Borrowing Base as of the last Borrowing Base Certificate delivered by the Borrower to the Bank.

         (d) The Asset Transfer shall have occurred.


                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Borrower represents and warrants to the Bank:

         Section 7.1 Organization, Standing, Etc. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 7.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 7.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

         Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 7.5 Financial Statements and Condition. The Borrower's pro-forma financial statements and projections, dated as of June 30, 2000, previously delivered to the Bank, have been prepared in good faith, show all material assets and liabilities of the Borrower and fairly present the financial condition and projected business of the Borrower and its Subsidiaries. As of such date, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements. Since such date, no Adverse Event has occurred.

         Section 7.6 Litigation and Contingent Liabilities. Except as described in Schedule 7.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event. Except as described in Schedule 7.6, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

         Section 7.7 Compliance. The Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         Section 7.8 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 7.10 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         Section 7.11 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the financial statement of the Borrower referred to in Section 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in Section 7.5, (b) Liens listed on Schedule 7.11, or (c) Liens allowed under Section 9.13.

         Section 7.12 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with Subsidiaries in the financial statement of the Borrower referred to in Section 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in Section 7.5, (b) Liens listed on Schedule 7.11, or (c) Liens allowed under Section 9.13.

         Section 7.12 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         Section 7.13 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others, except as disclosed on Schedule 7.6.

         Section 7.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.16 Subsidiaries. Schedule 7.16 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 7.17 Partnerships and Joint Ventures. Schedule 7.17 sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.


                       ARTICLE VIII AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Note have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will do, and will cause each Subsidiary (except in the instance of Section 8.1) to do, all of the following:

         Section 8.1  Financial Statements and Reports.  Furnish to the Bank:

         (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

         (b) Together with the audited financial statements required under
         Section 8.1(a), a statement by the accounting firm performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

         (c) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited financial statement of the Borrower and its subsidiaries prepared in the same manner as the audit report referred to in Section 8.1(a), signed by the Borrower's chief financial officer, consisting of at least consolidated statements of income, cash flow, changes in financial position and stockholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter.

         (d) Together with the financial statements furnished by the Borrower under Sections 8.1(a) and 8.1(c), a Compliance Certificate signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in
         Article IX and stating that as at the date of each such financial statement there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         (e) Within 15 days after the end of each calendar month, a Borrowing Base Certificate.

         (f) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         (f) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         (g) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         (h) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

         (i) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         (j) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

         Section 8.2 Corporate Existence. Subject to Section 9.1 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 8.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

         Section 8.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

         Section 8.5 Inspection. Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         Section 8.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 8.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 8.8 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         Section 8.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

         Section 8.11 Condition Subsequent upon Consumation of Spin-off Transaction. If following consumation of the Spin-off Transaction there is a material change of the composition of the Board of Directors of the Borrower (including addition of one or more members), the Borrower will provide to the Bank a certified copy of a corporate resolution of the Borrower ratifying and approving the Loan Documents.


                          ARTICLE IX NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Note have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

         Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary.

         Section 9.2 Sale of Assets. Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary.

         Section 9.3 Purchase of Assets. Purchase or lease or otherwise acquire all or substantially all of the assets of any Person, except for purchases or other transfers by the Borrower or a wholly-owned Subsidiary from a wholly-owned Subsidiary.

         Section 9.4 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

         Section 9.5 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

         Section 9.6 Subsidiaries, Partnerships, Joint Ventures and Ownership of Stock. Do any of the following: (a) form or acquire any corporation which would thereby become a Subsidiary; (b) form or enter into any partnership as a limited or general partner or into any joint venture; (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         Section 9.7 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

         Section 9.8 Restricted Payments. Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower's or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrower), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrower only); or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower or any Subsidiary that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination; provided, however, that notwithstanding the foregoing, following the Spin-off Transaction the Borrower may purchase or redeem shares of its own stock in aggregate amounts of up to $500,000 per fiscal year, provided that no Default or Event of Default shall have occurred and continued as of the time of such purchase or redemption and no Default or Event of Default shall result from such purchase or redemption.

         Section 9.9 Capital Expenditures. Make Capital Expenditures in an amount exceeding $4,000,000 on a consolidated basis in any fiscal year.

         Section 9.10 Leases. Enter into or permit to exist any arrangements for the leasing by the Borrower or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) which require the payment by the Borrower and its Subsidiaries on a consolidated bases of rental amounts in the aggregate in excess of (a) $1,000,000 in any one fiscal year, or (b) $4,000,000 during the full remaining terms of such leases.

         Section 9.11 Investments. Acquire for value, make, have or hold any Investments, except:

         (a) Investments outstanding on the date hereof and listed on Schedule 9.11;

         (b) Travel advances to officers and employees in the ordinary course of business;

         (c) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition;

         (d) Certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital, surplus and undivided profits of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank;

         (e) Commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

         (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America;

         (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

         (h) share of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and

         (i) Investments outstanding on the date hereof in Subsidiaries by the Borrower and other Subsidiaries.

         Section 9.12 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under this Agreement;

         (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

         (c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 9.12 hereto;

         (d) Indebtedness secured by Liens permitted under Section 9.13 hereof; and

         (e) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

         Section 9.13 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

         (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate for the Borrower and all Subsidiaries at any one time outstanding;

         (b) Liens existing on the date of this Agreement and disclosed on
         Schedule 7.11 hereto;

         (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;

         (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of
         Section 8.4;

         (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4; and

         (f) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

         Section 9.14 Contingent Liabilities. Either: (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         Section 9.15 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section 9.16 Transactions with Related Parties. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

         Section 9.17 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 9.18 Cash Flow Leverage Ratio. Permit the Cash Flow Leverage Ratio, calculated as provided in the definition thereof for each period of four consecutive Fiscal Quarters, to exceed 1.00 to 1.00.

         Section 9.19 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, calculated as provided in the definition thereof for each period of four consecutive Fiscal Quarters, to be less than 1.20 to 1.00.

         Section 9.20 Tangible Net Worth. Permit its Consolidated Tangible Net Worth to be less than (a) $10,000,000 from the date of this Agreement through and including June 30, 2001; or (b) at any time on and after July 1, 2001, the greater of (i) 95% of the actual Consolidated Tangible Net Worth as of the last day of the fiscal year most recently ended, or (ii) the actual required Consolidated Tangible Net Worth during the fiscal year most recently ended (calculated for such prior fiscal year as provided in this Section).


                    ARTICLE X EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any fee or other amount required to be made to the Bank pursuant to the Loan Documents;

         (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary in the Loan Documents or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

         (c) The Borrower shall fail to comply with Section 8.2 hereof or any Section of Article IX hereof;

         (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Bank;

         (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

         (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a

         Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 30 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (h) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (i) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $100,000, or the institution by the PBGC of steps to terminate any Plan;

         (j) The maturity of any Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

         (k) Either (i) prior to the Spin-off Transaction, all of the voting stock of the Borrower shall cease to be owned by Chronimed, Inc., or
         (ii) on or after the Spin-off Transaction, any Person, or group of Persons acting in concert, that owned less than 5% of the shares of any voting class of stock of the Borrower shall have acquired more than 30% of the shares of such voting stock; or

         (l) The Spin-off Transaction shall not have occurred as described to the Bank on or prior to September 1, 2000, unless Chronimed, Inc. shall (on or prior to such date) have delivered to the Bank a guaranty of all obligations of the Borrower under the Loan Documents in form and substance satisfactory to the Bank, together with a certified copy of approval resolutions and incumbency of officers signing such guaranty.

         Section 10.2 Remedies. If (a) any Event of Default described in Sections 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Note, the accrued interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate,
(ii) declare that the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank, and (iv) enforce all rights and remedies under any applicable law.

         Section 10.3 Letters of Credit. In addition to the foregoing remedies, if any Event of Default described in Section 10.1(e), (f) or (g) shall have occurred, or if any other Event of Default shall have occurred and the Bank shall have declared that the principal balance of the Notes is due and payable, the Borrower shall pay to the Bank an amount equal to the all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Bank and shall be pledged to the Bank. Such amount shall be held by the Bank in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and Letter of Credit Obligations with respect thereto are payable. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Bank would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Bank the amount provided under this Section, and that the Bank shall have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Section, the Bank may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Bank. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Reference Rate plus 2.00%.

         Section 10.4 Offset. In addition to the remedies set forth in Section 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, the Bank or any other holder of the Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Bank or such other holder, or any obligations of the Bank or such other holder of the Note, against the Indebtedness then owed by the Borrower to the Bank.


                            ARTICLE XI MISCELLANEOUS

         Section 11.1 Waiver and Amendment. No failure on the part of the Bank or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         Section 11.2 Expenses and Indemnities. Whether or not any Loan is made hereunder, the Borrower agrees to reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Bank) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents (including without limitation those incurred in connection with any appeal of a lower court order or judgment). The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this Section 11.2 shall survive any termination of this Agreement.

         Section 11.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

         Section 11.4 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank.

         Section 11.5 Participations and Information. The Bank may sell participation interests in any or all of the Loans and in all or any portion of the Commitment to any Person. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

         Section 11.6 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

         Section 11.8 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 11.9 Entire Agreement. This Agreement and the Note embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 11.11 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         Section 11.12 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE Borrower COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 11.13 Waiver of Jury Trial. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND

AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [Signature Page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                      MEDGENESIS, INC.

                                      By: /s/ Richard Thon

                                      Title: Chief Financial Officer

                                      10900 Red Circle Drive
                                      Minnetonka, MN 55343
                                      Attention: Mr. Dick Thon
                                           Chief Financial Officer
                                      Telephone: (652) 979-3875
                                      Fax: (652) 353-6620

                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/ Megan Mourning

                                      Title: Vice President
                                      601 2nd Ave. S.
                                      Minneapolis, MN 55402-4302
                                      Attention: Megan G. Mourning
                                      Telephone: (612) 973-0087
                                      Fax: (612) 973-0821

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement"), dated as of July 10, 2000, is entered into between U.S. BANK NATIONAL ASSOCIATION (the "Bank") and MEDGENESIS, INC, a Minnesota corporation (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Bank has made or may make loans, advances or otherwise extend credit (whether by issuing letters of credit, creating bankers' acceptances or otherwise) to the Borrower pursuant to a certain Credit Agreement dated as of July 10, 2000 (as thereafter amended, modified, assigned, restated or replaced from time to time called the "Credit Agreement") between the Borrower and the Bank and the Borrower has requested, or may concurrently or hereafter request, other loans, advances or extensions of credit (whether or not under the Credit Agreement) from the Bank;

         NOW, THEREFORE, for and in consideration of loans, advances or other extensions of credit under the Credit Agreement and any other loan, advance or extensions of credit made or to be made to the Borrower or to the Borrower by the Bank, and for other good and valuable consideration, the parties hereto agree as follows:

                   Section 1 - Definitions and Interpretation

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings being applicable to both the singular and plural forms):

         "Agreement" shall mean this Security Agreement, as it may be amended, modified, supplemented, assigned, restated or replaced from time to time.

         "Collateral" shall mean all property or rights in which a security interest is granted hereunder.

         "Credit Document" shall mean the Credit Agreement and any promissory note or notes issued from time to time thereunder, and any other promissory note, agreement, evidence of indebtedness, guaranty, application, instrument or document (including each agreement or application for issuance of any letter of credit or creation of any bankers' acceptance) relating to any obligation of the Borrower to the Bank, whether heretofore or hereafter issued, made or entered by the Borrower, and whether evidencing a present or future obligation or an obligation payable under any circumstance, whether now or hereafter due, direct or indirect, absolute or contingent.

         "Default" shall mean: (a) the occurrence of any "Event of Default" or similar occurrence under any Credit Document, including the occurrence of any Event of Default as defined in the Credit Agreement; (b) nonpayment, when due or demanded (if under a demand instrument) of any amount of the Liabilities, or any amount payable to the Bank by any Obligor; (c) failure to perform any agreement of any Obligor hereunder or under any Credit Document and such failure shall continue beyond any grace period expressly applicable thereto; or (d) any representation made, or deemed to be made, by any Obligor hereunder or under any Credit Document is untrue or incorrect in any material respect when made or deemed to be made.

         "Liabilities" shall mean all obligations of the Borrower under any Credit Document and under this Agreement, and all other obligations of the Borrower to the Bank, its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

         "Obligor" shall mean the Borrower, any general partner (if a partnership) in the Borrower, joint venturer (if a joint venture) in the Borrower, and any guarantor, surety, accommodation party or other party primarily or secondarily liable on any of the Liabilities.

         1.2 Terms defined in Uniform Commercial Code. "Account", "Account Debtor", "Chattel Paper", "Document", "General Intangibles", "Instrument", "Inventory", and "Proceeds" shall have the meanings set forth in the Minnesota Uniform Commercial Code, provided, that if any additional goods, property or rights shall be included in such terms under Section 2 hereof, such terms shall be construed to include such additional goods, property or rights.

         1.3 Interpretation. A reference to a Section, Exhibit or Schedule is, unless otherwise stated, a reference to a section hereof, or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The word "including" shall, in each instance, be deemed to mean "including but not limited to".

                     Section 2 - Grant of Security Interest

         2 Grant of Security Interest. As security for the payment of all Liabilities, the Borrower hereby assigns to the Bank, and grants to the Bank a continuing security interest in, the following, whether now owned or hereafter arising or acquired:

         (a) Accounts, including all other rights and interests (including all liens and security interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

         (b) Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Borrower; and

         (c) General Intangibles, including without limitation inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

         (d) Chattel Paper, Instruments and Documents;

         (e) goods, instruments, documents or chattel paper that are in the possession or control of, or in transit to, the Bank or any agent or bailee for the Bank for any reason and all interest on, dividends and distributions and other rights in connection with such property, and any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Borrower now or hereafter with the Bank;

         (f) books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

         (g) Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies payable to the Borrower, or on behalf of the Borrower's property, whether or not such policies are issued to or owned by the Borrower and whether or not the Bank is named as loss payee or additional insured, including any credit insurance.

                   Section 3 - Representations and Warranties

         The Borrower represents and warrants to the Bank that:

         3.1 Power and Authority; Valid and Binding Obligation. The Borrower is a corporation duly incorporated and in good standing under the laws of its state of incorporation and duly qualified to do business in each jurisdiction where such qualification is necessary. The execution and delivery of this Agreement, and the performance by the Borrower of its obligations hereunder are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement is the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Borrower's charter or by-laws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Borrower or its property is bound.

         3.2 Owner, No Other Financing Statements. The Borrower is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder. No financing statement (other than any which may have been filed on behalf of the Bank) covering any of the Collateral is on file in any public office.

         3.3 Names, Offices and Locations. The Borrower does business solely under its own name. The Borrower's chief place of business and chief executive office and the office where it keeps its books and records concerning the Accounts and General Intangibles, and the originals of all Chattel Paper, Instruments and Documents, are located at its address set forth on the signature page hereof.

         3.4 Locations of Inventory. All of the Inventory existing on the date of the Agreement is located at the places specified in Schedule A. The Borrower will immediately notify the Bank of any additional state in which any item of Inventory is hereafter located.

         3.5 Inventory. All Inventory has been produced in compliance with all requirements of the Fair Labor Standards Act.


                         Section 4 - Sale and Collection

         4.1 Sale in Ordinary Course. Until the occurrence of a Default, the Borrower may, in the ordinary course of its business, sell, lease, or consume (if raw materials) Inventory and furnish Inventory under contracts of service.

         4.2 Refunds. The Borrower may grant, in the ordinary course of its business, any refund or allowance to any Account Debtor to which it may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to Accounts.

         4.3 Collection by the Bank. The Bank may, but shall not be obligated to at any time, upon notice to the Borrower and the occurrence of any Default (a) notify any parties obligated on any of the Non-Goods Collateral to make payment directly to the Bank, (b) enforce collection of any of the Non-Goods Collateral by suit or otherwise, and (c) surrender, release, exchange, compromise, extend or renew all or any part of the Non-Goods Collateral. Upon request of the Bank, the Borrower will, at its own expense, notify all parties obligated on any of the Non-Goods Collateral to make all payments thereunder directly to the Bank.

         4.4 Transmittal of Items to the Bank. The Borrower will (except as the Bank may otherwise consent in writing), upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts, and any other form of payment (properly endorsed, where required, so that such items may be collected by the Bank) received as proceeds of any of the Collateral. The Bank is authorized to endorse, in the name of the Borrower, any item received by the Bank constituting a proceed of any of the Collateral. Except as the Bank may otherwise consent in writing, any such items received by the Borrower will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivered to the Bank.

         4.5 Collection Account. All items or amounts which are received by the Bank as proceeds of the Collateral shall be deposited to the credit of a deposit account of the Borrower with the Bank, securing the Liabilities. The Borrower shall have no right to make withdrawals from such account. The Bank may, from time to time, in its discretion (a) apply collected balances therein to the Liabilities, whether or not then due, in such order of application as it shall determine, and (b) release all or any of such balance to the Borrower.


                       Section 5 - Agreements of Borrower

         The Borrower agrees that, unless otherwise agreed in writing by the Bank, it will:

         5.1 Schedules and Reports. Furnish to the Bank, in form and detail satisfactory to the Bank: (a) written notice of any event causing loss, material damage or depreciation in value of any of the Collateral, describing, and specifying the amount of, such loss, damage or depreciation; and (b) from time to time, as the Bank may request, such additional schedules, certificates and reports concerning the Collateral, including the Account Debtors obligated thereon, as the Bank may request.

         5.2 Inspection. Permit the Bank and its agents or its designees, from time to time, to inspect and evaluate the Collateral, and to inspect, audit and make copies of all books and records constituting or otherwise concerning the Collateral, and will, upon request of the Bank, deliver to the Bank all of such records which pertain to the Collateral and all Account Debtors. The Borrower will reimburse the Bank upon demand for all reasonable costs and expenses incurred by the Bank, its agents or its designees in the course of such inspection and evaluation.

         5.3 Financing Statements and Filing. Upon request of the Bank, execute such financing statements and other documents (and pay the cost of recording the same in all offices requested by the Bank) and do such other acts as the Bank may from time to time request to establish and maintain a valid perfected security interest in the Collateral, and noting thereon the Bank's security interest. The Borrower agrees that any carbon, photographic or other reproduction of this Agreement or of any such financing statement shall be sufficient for filing as a financing statement.

         5.4 Locations and Notices. Maintain and keep (a) all Inventory at the locations shown on Schedule a and immediately give written notice to the Bank of any use of Inventory in any jurisdiction other than a State listed on such Schedule, and not use any Inventory outside the territorial limits of the United States; (b) except as delivered to the Bank from time to time, all Chattel Paper, Instruments and Documents, and all records included as Collateral or otherwise concerning the Collateral, at the address shown on the signature page and (c) the location of its chief office at the address shown on the signature page.

         5.5  Names.  Not do business under any other name.

         5.6 Notation on Records. Upon request of the Bank, stamp on its records concerning the Collateral a notation, in form satisfactory to the Bank, of the security interest of the Bank hereunder, and mark conspicuously each Document, Chattel Paper, Instrument or contract included in the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such Document, Chattel Paper, Instrument or contract is subject to the security interest of the Bank.

         5.7 Delivery of Collateral. Upon request of the Bank, deliver to the Bank all Documents, Instruments and Chattel Paper, duly endorsed to be payable to the Bank, or accompanied by duly executed instruments of transfer or assignment in form and substance satisfactory to the Bank, with full recourse to the Borrower.

         5.8 Transfer, Sale or Security Interest. Except as expressly authorized under Section 4.1 hereof (subject to the limits therein), not sell, lease, transfer, consume, assign or otherwise dispose of, or create or permit to exist any lien on or security interest (other than the Bank's security interest) in, any Collateral.

         5.9 Maintenance. Keep all Collateral in first class order and repair, excepting any damage or destruction which is fully covered by insurance payable to the Bank.

         5.10 Insurance. Keep all Inventory, insured against loss, damage, theft and other risks, with amounts and insurance companies, and under policies, satisfactory to the Bank, which policies shall provide that loss thereunder shall be payable to the Bank as its interest may appear (and the Bank may apply any proceeds of such insurance which may be received by it toward payment of Liabilities, whether or not due, in such order of application as the Bank may determine), and such policies or certificates thereof shall, if the Bank so requests, be deposited with the Bank.

         Payment of Taxes, etc. Pay, when due, all taxes, assessments, governmental charges and other similar charges levied against any of the Collateral, except and so long as the Borrower is contesting such taxes, assessments or charges in good faith and, by appropriate proceedings and the Borrower has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles, and so long as no enforcement action is being taken that would interfere with the Borrower's use of such Collateral or the enforcement of the Bank's rights hereunder.

         5.12 Waivers. Upon request of the Bank, obtain and deliver to the Bank waivers in form and substance satisfactory to the Bank of any claim to any Collateral by any landlord or mortgagee of any property where Inventory is located.

         5.13 Inventory. Comply with all requirements of the Fair Labor Standards Act in producing Inventory.


                 Section 6 - Bank's Duties and Power of Attorney

         6.1 Bank's Performance of Agreements and Reimbursement. The Bank may, from time to time, at its option, perform any agreement of the Borrower hereunder which the Borrower shall fail to perform and take any other action which the Bank deems necessary for the maintenance or preservation of the Collateral or its interest therein, and the Borrower shall reimburse the Bank for all expenses of the Bank in connection with the foregoing, together with interest thereon at the highest rate of interest borne by any of the Liabilities at such time from the date incurred until reimbursed by the Borrower.

         6.2 Power of Attorney. The Borrower hereby irrevocably appoints the Bank as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Bank or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem advisable to accomplish the purposes of
Section 6.1 and to exercise any right and remedy upon the occurrence of a Default. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is irrevocable and is coupled with an interest.

         6.3 No Liability on Collateral; Indemnity. The rights and powers of the Bank hereunder are conferred solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights or powers. The Bank does not in any way assume any of the Borrower's obligations under, or with respect to, the Collateral. The Borrower shall remain liable with respect to the Collateral to the same extent as if this Agreement had not been executed. The Borrower agrees to indemnify and hold harmless the Bank against any and all liabilities, claims, damages, actions, proceedings, losses or other obligations arising in connection with or on account of any of the Collateral, except for those arising from the Bank's gross negligence or willful misconduct.

         6.4 Care of Collateral. Except for the safe custody of any Collateral in its possession, the Bank shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against any other party. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, or is accorded treatment complying with any provision of any other document setting forth a standard of care for such Collateral.


                        Section 7 - Default and Remedies

         Whenever a Default shall be existing:

         7.1 Liabilities Due and Payable. All of the Liabilities may (notwithstanding any provisions of any of the Credit Documents), at the option of the Bank, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable.

         7.2. Deposits, etc. The Bank may, from time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Borrower then or thereafter with the Bank.

         7.3 Assembly of Collateral. Upon demand of the Bank, the Borrower shall assemble, at its expense, all Collateral at a convenient place acceptable to the Bank.

         7.4 Use and Sale of Collateral. The Bank may, to the fullest extent permitted by applicable law, without notice, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral; (b) use or license, on an exclusive or non-exclusive basis, any General Intangibles throughout the world for such term or terms, on such conditions, and in such manner, as the Bank shall in its sole discretion determine, without compensation to the Borrower;
(c) sell any or all of the Collateral, free of all rights and claims of the Borrower therein and thereto; and (d) bid for and purchase any or all of such Collateral at any such sale.

         7.5 Additional Provisions on Sale. Any sale of Collateral may be in one or more parcels at public or private sales, at any of the Bank's offices or elsewhere, for cash, on credit, or for future delivery, an upon such other terms as the Bank may reasonably believe are commercially reasonable. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sales having been given, and the Bank may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         7.6 Waiver by Borrower. The Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Bank of any of its rights and remedies upon Default. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition.

         7.7 Proceeds of Collateral. Any proceeds of any disposition by the Bank of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the Collateral, including reasonable attorneys, fees and legal expenses, and any balance of such proceeds may be applied by the Bank toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.

         7.8 Recourse to Collateral; Remedies not Exclusive. The Bank may resort to the Collateral for payment of any of the Liabilities, whether or not the Bank shall have resorted to any other property securing the Liabilities or shall have proceeded against any Obligor. The Bank's exercise of rights hereunder shall not prevent the Bank's exercise of any other rights it may have upon the occurrence of a Default under any other Credit Documents or otherwise, and one exercise of rights hereunder shall not prevent any subsequent exercise of rights of the Bank hereunder, under any Credit Documents or otherwise.

         7.9 Other Rights. The Bank may exercise from time to time any other rights and remedies available to it under any Credit Document and under all applicable law.


                         Section 8 - General Provisions

         8.1 Reimbursement of Expenses. The Borrower shall reimburse the Bank upon demand for all costs and expenses, including reasonable fees of attorneys for the Bank (who may be employees of the Bank) and legal expenses, incurred by the Bank in seeking to collect or enforce any rights under the Collateral and its rights hereunder and, in case of Default, in seeking to collect each Credit Document and the Liabilities, including expenses of any repairs to any realty or other property to which any of the Equipment or Fixtures may be affixed or be a part.

         8.2 Notices. Any notice from the Borrower to the Bank or from the Bank to the Borrower shall be given, and deemed received, as provided in the Credit Agreement.

         8.3 Waivers and Amendments. No failure or delay on the part of the Bank in the exercise of any power, right or remedy, and no course of dealing between the Borrower and the Bank, shall operate as a waiver of such power, right or remedy, nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Borrower not required hereunder shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         8.4 Remedies Cumulative. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Bank at law or in equity.

         8.5 Termination of Agreement. Unless sooner terminated by the Bank, this Agreement shall terminate when all of the Credit Documents shall have expired or been terminated and all Liabilities shall have been paid in full. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Bank to the Borrower. Any return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Borrower and shall be without warranty by, or recourse against, the Bank.

         8.6 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigns (and, if an individual, the Borrower's heirs, estate and personal representatives), and shall inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing, the Bank may assign or otherwise transfer all or any portion of the Liabilities to any other person or entity and may similarly transfer all or any portion of its rights under this Agreement to such person or entity.

         8.7 Choice of Law. This Agreement has been delivered at Minneapolis, Minnesota, and shall be construed in accordance with and governed by the laws of the State of Minnesota.

         8.8 Severance. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         8.10 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         8.11 Waiver of Notice and Hearing. THE BORROWER HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

         8.12 Waiver of Jury Trial. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                    MEDGENESIS, INC.

                                    By: /s/ Richard Thon

                                    Its: Chief Financial Officer

Address:

1090 Red Circle Drive
Minnetonka, MN 55343
Attention: Mr. Dick Thon
Telephone: (652) 979-3875
Fax: (652) 353-6620

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: /s/ Megan Mourning

                                    Its: Vice President

Address:
601 2nd Ave. S.
Minneapolis, Minnesota 55402-4302
Attention: Ms. Megan Mourning
Telephone: (612) 973-0531
Fax: (612) 973-0821

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                                MEDGENESIS, INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION


Locations at which Inventory is kept:

(designate which Inventory is normally used in more than one jurisdiction and list jurisdictions in which it is used)


Location:                                       Type of Inv.

                        [Sample Description of Collateral
                         for UCC-1 Financing Statement]

         On Statement:

         All now existing or hereafter arising or acquired accounts, inventory, equipment, fixtures, general intangibles, instruments, documents, chattel paper, books and records, goods in possession of Secured Party, and proceeds of the foregoing, all as further described on Schedule I attached hereto.

                    SCHEDULE I TO FINANCING STATEMENT NAMING
                                MEDGENESIS, INC.
                                  AS DEBTOR AND
                         U.S. BANK NATIONAL ASSOCIATION
                                AS SECURED PARTY


     Said financing statement covers all of the following property of Debtor, whether now or hereafter existing or acquired (capitalized terms being defined as in the Minnesota Uniform Commercial Code):

         (a) Accounts, including all other rights and interests (including all liens and security interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

         (b Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Borrower; and

         (c) General Intangibles, including inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

         (d) Chattel Paper, Instruments and Documents;

         (e) goods, instruments, documents or chattel paper that are in the possession or control of, or in transit to, the Bank or any agent or bailee for the Bank for any reason and all interest on, dividends and distributions and other rights in connection with such property, and any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Borrower now or hereafter with the Bank;

         (f) books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

         (g) Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies payable to the Borrower, or on behalf of the Borrower's property, whether or not such policies are issued to or owned by the Borrower and whether or not the Bank is named as loss payee or additional insured, including any credit insurance.